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                                                                   EXHIBIT 10(a)


                     AMENDMENT TO THE AMENDED AND RESTATED
                         ALLETE AND AFFILIATED COMPANIES
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


The Amended and Restated ALLETE and Affiliated Companies Supplemental Executive Retirement Plan, dated effective January 1, 2004, is amended as follows:

1. Effective October 1, 2006, Section 3.1 is DELETED in its entirety and replaced with the following:

3.1   ELIGIBILITY

      Any employee of the Company shall become a Participant as follows:

      (A) For benefits under Section 4.1, an employee who was a Participant as of September 30, 2006 shall remain a Participant and be eligible to participate in this Plan for so long as such employee continuously remains in ALLETE management salary grade SA-SM and continuously participates in the ALLETE Executive Annual Incentive Plan or is eligible to receive an Other Award. For benefits under Section 4.1, an employee who was not a Participant as of September 30, 2006, or who was a Participant as of September 30, 2006 and subsequently ceased to meet the eligibility requirements stated above, shall become eligible to participate in this Plan beginning with the first calendar year in which such employee is in ALLETE management salary grade SF-SM and becomes eligible to receive an Annual Incentive Award or Other Award.

            One of the following conditions must also be satisfied:

          i. The Participant is in the employment of the Company on the last day of the calendar year;

         ii. The Participant died while employed by the Company during such calendar year;

        iii.   The Participant Retired during such calendar year;


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         iv.   The  Participant is  disabled and  is receiving benefit  payments under the Company's Long-Term Disability Benefit Plan during such calendar year; or

          v. The Participant is on an authorized leave of absence on the last day of such calendar year and received Compensation from the Company during such year.

      (B) For benefits under Sections 4.2, 4.3 and 4.4, an employee in ALLETE management salary grade SA-SM, or other employees as approved by the Committee, who participates in the ALLETE Executive Annual Incentive Plan or is eligible to receive an Other Award, shall be eligible to participate in this Plan beginning with the first calendar year in which such employee becomes eligible to receive Annual Incentive Awards or Other Awards.

            With respect to benefits under Section 4.3, one of the following conditions must also be satisfied:

         vi. The Participant is in the employment of the Company on the last day of the calendar year;

        vii. The Participant died while employed by the Company during such calendar year;

       viii.   The Participant Retired during such calendar year;

         ix. The Participant is disabled and is receiving benefit payments under the Company's Long-Term Disability Benefit Plan during such calendar year; or

          x. The Participant is on an authorized leave of absence on the last day of such calendar year and received Compensation from the Company during such year.


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      (C)   For benefits  under  Section 4.5,  senior  executive  employees  are eligible as approved by the Company's Board of Directors. Effective January 20, 2003, no additional employees are eligible for the benefits provided under Section 4.5.

      (D) For benefits under Section 4.6, an employee who received an Annual Incentive Award or Other Award while in ALLETE management salary grades SA-SM shall be eligible to participate in this Plan. Notwithstanding the foregoing, effective October 1, 2006, no additional employees are eligible for benefits under Section 4.6.

2. Effective October 1, 2006, Section 4.1, Subsection (B) shall be DELETED and replaced with the following:

      (B) RSOP ALLOCATION MAKEUP. For a Participant who was a Participant as of September 30, 2006, for so long as he or she remains continuously eligible as a Participant, an amount equal to the sum of 1.5% plus any percentage being contributed under Section 4.4(c)(10) of the RSOP multiplied by the sum of (1) the total of the Participant's Annual Incentive Award and Other Award for such year, plus (2) the amount of the Participant's Compensation not included in calculating benefits under the RSOP due to limitations under IRS Code Section 404(l). For a Participant who becomes a Participant on or after October 1, 2006, an amount equal to the sum of 6% plus any percentage being contributed under Section 4.4(c)(10) of the RSOP multiplied by the sum of (1) the total of the Participant's Annual Incentive Award and Other Award for such year, plus (2) the amount of the Participant's Compensation not included in calculating benefits under the RSOP due to limitations under IRS Code Section 404(l).

            If a Participant transfers to an ineligible status, dies or Retires during the year, this calculation will be based on the full Annual Incentive Award and Other Award. If a Participant's annual Pay exceeds that amount allowed under IRS qualified plan's compensation limit, the amount of Participant's annual Pay will be prorated for the number of months in an eligible status.

3. Effective October 1, 2006, Section 4.1, Subsection (C) shall be DELETED and replaced with the following:


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      (C)   RSOP  MATCH  ALLOCATION   MAKEUP.   For  a  Participant  who  was  a
            Participant as of September 30, 2006, for so long as he or she remains continuously eligible as a Participant, an amount equal to 100% of the amount deferred by the Participant under Section 4.2 of this Plan plus any amount deferred under Section 5.1 of the RSOP, provided, however, that for any calendar year, such match shall not apply to any amount deferred by a Participant in excess of the amount specified in Subsection 4.4(e)(3)(A) of the RSOP of the Participant's Compensation plus Annual Incentive Award and Other Award. For a Participant who becomes a Participant on or after October 1, 2006, an amount equal to 100% of the amount deferred by the Participant under Section 4.2 of this Plan plus any amount deferred under Section 5.1 of the RSOP, provided, however, that for any calendar year, such match shall not apply to any amount deferred by a Participant in excess of the amount specified in Subsection 4.4(e)(3)(B) of the RSOP of the Participant's Compensation plus Annual Incentive Award and Other Award. All amounts provided herein shall be reduced by any amount being contributed by the Company under Subsection 4.4(e) of the RSOP.

4. Effective January 1, 2007, Section 4.9 shall be amended to ADD the following at the end of the first sentence of the first paragraph:

            Any annuity provided under this section shall be calculated using a 7.5% interest rate, or other rate as approved by the Committee. Notwithstanding the foregoing, annuities under this section shall be calculated using an 8% interest rate in any circumstance in which one of the following conditions applies: (i) the Participant left service prior to January 1, 2007; or (ii) the Participant provided official notice of retirement to the Company prior to January 1, 2007 with an effective retirement date on or before April 1, 2007.


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5.    Effective  October 1, 2006,  Section 4.15  ("Supplemental Tax Benefit") is
DELETED in its entirety.


                               ALLETE, INC.


                               By: /s/ Donald J. Shippar
                                   ---------------------------------------------
                                   Donald J. Shippar
                                   Chairman, President & Chief Executive Officer

ATTEST:


By: /s/ Deborah A. Amberg
    ---------------------------
    Deborah A. Amberg
    Senior Vice President,
    General Counsel & Secretary


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